Exhibit 10.42

FIRST AMENDMENT (2002-1) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002

1.                                      PREAMBLE

The Plan is hereby amended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), certain other recent regulatory guidance and the name change of a subsidiary of Amphenol Corporation.  This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise provided, this amendment shall be effective as of January 1, 2002.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

2.                                      LIMITATIONS ON BENEFITS.

(a)                                  Effective date.  This section shall be effective for limitation years ending after December 31, 2001.

(b)                                 Effect on participants.  Benefit increases resulting from the increase in the limitations of section 415(b) of the Code will be provided to all employees participating in the Plan who have one hour of service on or after January 1, 2002.

(c)                                  Definitions.

(i)                                     Defined benefit dollar limitation.  The “defined benefit dollar limitation” is $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity.  A limitation as adjusted under section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

(ii)                                  Maximum permissible benefit:  The “maximum permissible benefit” is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (A) and, if applicable, in (B) or (C) below).

(A)                              If the participant has fewer than 10 years of participation in the plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the plan and (ii) the denominator of which is 10.  In the case of a participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the employer and (ii) the denominator of which is 10.

(B)                                If the benefit of a participant begins prior to age 62, the defined benefit dollar limitation applicable to the participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the participant at age 62 (adjusted under (A) above, if required).  The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in the plan.  Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the participant.  If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(C)                                If the benefit of a participant begins after the participant attains age 65, the defined benefit dollar limitation applicable to the participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the participant at age 65 (adjusted under (A) above, if required).  The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in the plan.  For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

3.                                      INCREASE IN COMPENSATION LIMIT

(a)                                  Effective on participants.  This section shall apply only to participants with one hour of service on or after January 1, 2002.

(b)                                 Increase in limit.  The annual compensation of each participant taken into account in determining benefit accruals in any plan year beginning after December 31, 2001, shall not exceed $200,000.  Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the “determination period”).  For purposes of determining benefit accruals in a plan year beginning after December 31, 2001, compensation for any prior determination period shall be limited to $200,000.

(c)                                  Cost-of-living adjustment.  The $200,000 limit on annual compensation in Section 3(b) shall be adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

4.                                      MODIFICATION OF TOP-HEAVY RULES

(a)                                  Effective date.  This section shall apply for purposes of determining whether the plan is a top-heavy plan under section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.  This section amends the top-heavy provisions of the plan.

(b)                                 Determination of top-heavy status.

(i)                                     Key employee.  Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)                                  Determination of present values and amounts.  This section 4(b)(ii) shall apply for the purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(A)                              Distributions during year ending on the determination date.  The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)                                Employees not performing services during year ending on the determination date.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(c)                                  Minimum benefits.  For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the plan,                    in determining years of service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a plan year when the plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

5.                                      DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

(a)                                  Effective date.  This section shall apply to distributions made after December 31, 2001.

(b)                                 Modification of definition of eligible retirement plan.  For purposes of the direct rollover provisions in the plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(c)                                  Modification of definition of eligible rollover distribution to include after-tax employee contributions.  For purposes of the direct rollover provisions in the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

6.                                      MORTALITY TABLE

(a)                                  Effective date.  This section shall apply to distributions with annuity starting dates on or after December 31, 2002.

(b)                                 Applicable mortality table.  Notwithstanding any other plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under section 415(b)(2)(B), (C), or (D) of the Code as set forth in the plan and the applicable mortality table used for purposes of satisfying the requirements of section 417(e) of the Code as set forth in the plan is the table prescribed in Rev. Rul. 2001-62.

7.                                      DEEMED SECTION 125 COMPENSATION

Notwithstanding any provision of the Plan to the contrary, compensation shall not be reduced by Elective Deferrals or by salary reduction amounts contributed to any cafeteria plan of the Employer under Sections 125 (including, effective for Plan Years beginning after December 31, 1997, deemed Section 125 amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage) or 132(f) of the Code, or by any salary reduction amounts pursuant to Section 402(g)(3) of the Code.

8.                                      AMPHENOL CONNEX CORPORATION

(a)                                  Effective date.  The following provisions are effective January 1, 2003 to reflect the name change of a subsidiary of Amphenol Corporation.

(b)                                 The last paragraph of Section 16.23(a) of the Plan is amended in its entirety as follows:

Without limitation, Sine Systems*Pyle Connections Corporation, Amphenol T&M Antennas, Inc., Advanced Circuit Technology, Inc. and Amphenol Connex Corporation are not Participating Employers, and Amphenol Aerospace Operations and Amphenol Assemble Tech are not participating divisions or locations of Amphenol Corporation.

(c)                                  The last paragraph of Section 16.23(b) is amended in its entirety as follows:

Without limitation, Sine Systems*Pyle Connections Corporation, Amphenol T&M Antennas, Inc., Advanced Circuit Technology, Inc. and Amphenol Connex Corporation are not Participating Employers, and Amphenol Aerospace Operations and Amphenol Assemble Tech are not participating divisions or locations of Amphenol Corporation.

(d)                                 The last paragraph of Section (a) of the cover sheet to Exhibit A, Eligible Class, is amended in its entirety as follows:

Without limitation, Sine Systems*Pyle Connections Corporation, Amphenol T&M Antennas, Inc., Advanced Circuit Technology, Inc. and Amphenol Connex Corporation are not Participating Employers, and Amphenol Aerospace Operations and Amphenol Assemble Tech are not participating divisions or locations of Amphenol Corporation.

(e)                                  The last paragraph of Section (a) of the cover sheet to Exhibit B, Eligible Class, is amended in its entirety as follows:

Without limitation, Sine Systems*Pyle Connections Corporation, Amphenol T&M Antennas, Inc., Advanced Circuit Technology, Inc. and Amphenol Connex Corporation are not Participating Employers, and Amphenol Aerospace Operations and Amphenol Assemble Tech are not participating divisions or locations of Amphenol Corporation.

AMPHENOL CORPORATION

BY:	/s/ Edward C. Wetmore
Edward C. Wetmore
Its: Secretary and General Counsel